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                                EXHIBIT 10(b)


                            DISTRIBUTION AGREEMENT

Agreement made this 25 day of August, 1999 by and between UNITED ENERGY CORPORATION ("UNRG") with a principal place of business located at 600 Meadowlands Parkway #20, Secaucus, New Jersey 07094, and INTERNATIONAL RESEARCH AND DEVELOPMENT ("IRD") having a principal place of business at 5212 Chelsea Street, La Jolla, California 92037.

      WHEREAS, UNRG is in the business of manufacturing and distributing various products ("products") as more fully set forth on Exhibit "A" annexed hereto for ultimate sale to the retail market; and

      WHEREAS, UNRG seeks to establish distribution of the products on a worldwide basis; and

      WHEREAS, IRD currently has a worldwide distribution force in place that has the ability to market, distribute, and sell the products on a worldwide basis; and

      WHEREAS, IRD has agreed to distribute the products for UNRG and UNRG agrees subject to the terms of this agreement to appoint IRD as its worldwide and exclusive distributor outside the United States, Canada and Venezuela for the products (subject to the other conditions herein);

      NOW, THEREFORE, upon the mutual covenants contained herein it is agreed as follows:

                     UNRG'S Representations and Obligations

      During the term of this Agreement:

      1. UNRG will manufacture the products described on Exhibit "A" or with respect to the products that it distributes for third parties will obtain and make available to IRD such


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licenses, or other documentary proof evidencing such rights in order to enable
IRD to distribute or sell such products on behalf of UNRG or such other third party manufacturer or owner.

      2. UNRG will keep in full force and effect at its sole cost and expense its existing licenses, patents, trademarks, service marks, etc., that each product currently enjoys and will obtain such intellectual property rights on any new products UNRG manufactures and/or distributes, in UNRG's sole discretion.

      3. UNRG will hold IRD harmless and indemnify IRD (including reasonable legal fees) from any third party claim relating to:

            (i) intellectual property right infringements which shall include reimbursement for any products purchased by IRD from UNRG which IRD is prevented from selling by reason of such claimed infringement;

            (ii) products liability or negligence claims concerning the manufacture, marketing or distribution of the products;

            (iii) breach of any term of this agreement.

      4. UNRG will obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in the State of New Jersey, standard product liability insurance naming IRD as an additional insured. Such policy shall provide protection against all claims, demands and causes of action arising out of any


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defects or failure to perform, alleged or otherwise of the products or any material used in connection therewith or any use thereof. The amount of coverage shall be $1 million combined single limit, with no deductible and aggregate limit of $2 million. UNRG shall send, or instruct the insurance company to send, to IRD certificates of insurance evidencing that IRD is an additional named insured.

      5. UNRG appoints IRD as its worldwide exclusive distributor for all the products described on Exhibit "A" outside the United States, Canada and Venezuela for the term of this agreement. With respect to these excluded countries, IRD shall be a non-exclusive distributor of all the products described in Exhibit "A". It is specifically understood and agreed that any of UNRG's existing or future distributors may sell UNRG's products anywhere in the world using their own product names already in use or other names in the future provided they do not conflict with those used and promoted by IRD. Notwithstanding, existing distributors may continue to use UNRG's products and sell products as they are currently being sold. However, they may not use product names and/or trademarks utilized by IRD and/or IRD dealers.

      6. UNRG grants IRD the right to purchase the products described on Exhibit "A" at prices to be mutually agreed to between the parties from time to time. Notwithstanding the foregoing, IRD shall have the right to purchase the following products at the prices indicated below:


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      KH-30 - $17 a gallon (non diluted-full strength)

      AC-30 - $17 a gallon (non diluted-full strength)

      FR-I5 - $30 a gallon (non diluted-full strength)

All of such prices may be adjusted by UNRG to reflect raw material price increases or increases in blending costs on a dollar for dollar basis. All prices are FOB UNRG's blending facilities. Risk of loss shall pass at the time of shipment from such facility.

      7. UNRG will supply IRD such quantities of products necessary for IRD to satisfy purchase orders obtained by IRD.

      8. UNRG will permit IRD to sell and distribute the products under the IRD label or such other label selected by IRD (including UNRG's labels and trademarks) with the approval of UNRG, which approval shall not be unreasonably withheld. None of such marks or labels may conflict with or be confusingly similar to those currently used by UNRG's existing distributors.

      9. UNRG will invoice IRD for products shipped (cost of shipping and freight to be paid by IRD) on the day of shipping of the product to IRD's specified United States location;

      10. UNRG will provide IRD two (2) day payment terms on all invoices from the date UNRG faxes IRD proof of shipment of products to IRD's specified U.S.A. location.

      11. UNRG will enter into the stock option agreement in the form annexed hereto as Exhibit "B".

      12. UNRG will assist IRD in preparing a joint press release announcing the terms of this agreement and permit IRD to distribute same.


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      13. UNRG will not allow or permit other distributors to utilize any name or trademark, or trade name utilized by IRD and/or IRD's dealers in the sale of the products, except as permitted by paragraph 5.

      14. For purposes of this agreement, products are defined as those described in Exhibit "A", and any other product UNRG manufactures or obtains rights to distribute during the term of this agreement and any renewal thereof, excluding AD-30.

      15. In the event of termination of this agreement UNRG will permit IRD to become a non-exclusive distributor.

      16. UNRG will provide IRD a limited amount of samples of each product at no charge for demonstration purposes as needed in IRD's and UNRG's reasonable judgment.

      17. UNRG represents that to the best of its knowledge the products do not infringe upon any patents and/or any other intellectual property right to which any other party in the United States or abroad has patents or rights.

                      IRD'S Representations and Obligations

      During the term of this Agreement:

      1. IRD will purchase, sell and distribute the products on a worldwide basis in order to expand to the fullest extent possible distribution of same and in order to achieve minimum purchases by IRD from UNRG in the amount of $20,000,000 annually.

      2. IRD will pay UNRG the amount invoiced for the products in accordance with the


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pricing and payment terms set forth above.

      3. IRD shall pay all advertising and promotional and technical support costs it incurs (including seminars at IRD's discretion) and all such costs UNRG incurs at IRD's request, and will pay for all shipping and freight costs incurred by UNRG for shipping products directly to IRD or IRD's customers. IRD will pay for all product transshipment costs of products shipped by it to locations outside the United States.

      4. IRD will sell all products at a profit margin above the cost IRD pays to UNRG for the products which profit margin will be determined by IRD.

      5. IRD will have discretion in appointing exclusive dealers in each country for each of the products which dealers will be selected solely by IRD with a view towards establishing the widest distribution of the products.

      6. IRD hereby agrees to hold UNRG harmless and indemnify UNRG against any and all claims and causes of action, including reasonable attorneys' fees and/or damages relating thereto, alleged by any third party or parties relating to the method and manner of IRD's distribution of the products. Further, IRD agrees to hold harmless and indemnify UNRG for any breach of the terms of this Agreement by IRD including reasonable attorneys' fees.

                                      TERM

      The term of the Agreement shall be for eighteen (18) months, however the Agreement will automatically renew for successive one year terms provided IRD purchases a minimum of $20 million dollars in products per year from UNRG.


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                                  MISCELLANEOUS

      A. Notices. All notices permitted or required under this Agreement shall be in writing and shall be either: (a) delivered by personal service, (b) delivered by courier service, or (c) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

        If to UNRG:  600 Meadowlands Parkway #20
                     Secaucus, New Jersey 07094

        Copy to:     Robert L. Seaman
                     515 Madison Avenue -- Suite 3200
                     New York, New York 10022

        If to IRD:   5212 Chelsea Street
                     La Jolla, California 92037

        Copy to:     Steinberg, Fineo, Berger & Burlant, P.C.
                     1001 Franklin Avenue, Suite 302
                     Garden City, New York 11530

      Such notices shall be effective upon receipt in the case of personal or courier service and on the third (3rd) day after posting in the U.S. mail.

      B. Entire Agreement. This Agreement (including Exhibits hereto) supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement of the parties.

      C. No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs,


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successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

      D. Assignment. None of the Parties shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties, except that IRD may appoint dealers to distribute and sell the products.

      E. Successors and Assigns. The covenants, agreements and conditions contained or granted shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns.

      F. No Joint Venture. The Parties, by entering into this Agreement and consummating the transaction contemplated in this Agreement, shall not be and shall not be considered a partner or joint venturer of one another.

      G. Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

      H. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      I. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any choice of law principles.

      J. Severability. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstances shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall


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not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

      K. Amendments. This Agreement may not be modified or changed except by a written instrument signed by all Parties.

      L. Construction of Agreement. This Agreement was negotiated at arm's length by the Parties and their respective counsel. The rule that an agreement is to be construed against the party drafting the agreement is hereby waived, and shall have no applicability in construing this Agreement or any provision thereof.

      M. Independent Counsel. The parties hereby acknowledge that each of them has received the advice of independent counsel in connection with the transactions contemplated herein.

      N. Arbitration. Any controversy or claim arising out of or related to this Agreement or any breach of this Agreement, shall be commenced, prosecuted and resolved in the State and City of New York by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


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      IN WITNESS WHEREOF, the undersigned have executed this Distribution
Agreement as of the date first written above.

                                      UNITED ENERGY CORPORATION


                                      By:/s/ Ronald Wilen
                                         ---------------------------------------
                                         Ronald Wilen/President

                                      INTERNATIONAL RESEARCH & DEVELOPMENT CORP.


                                      By: [ILLEGIBLE] v. president
                                         ---------------------------------------


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

                             STOCK OPTION AGREEMENT

      AGREEMENT made as of this 25 day of August, 1999 between UNITED ENERGY CORPORATION, a Nevada corporation ("UNRG" or "Company") and INTERNATIONAL RESEARCH AND DEVELOPMENT CORP. ("IRD" or "Optionee"), a Nevada corporation.

      WHEREAS, the Company desires, in connection with the services to be rendered by the Optionee pursuant to that certain Distribution Agreement between the parties dated August ___ 1999, to provide the Optionee with an opportunity to acquire Common Stock, par value $.01 per share ("Common Stock"), of the Company on favorable terms and thereby increase its proprietary interest in the progress and success of the business of the Company.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the optionee hereby agree as follows:

      1. Confirmation of Grant of Options. Pursuant to a determination by the Board of Directors of the Company on August ____, 1999 (the "Date of Grant"), the Company, subject to the terms of this Agreement, and the performance by Optionee of Optionee's obligations, hereby confirms that the Optionee has been granted the following Stock Options effective August ____, 1999 as a matter of separate inducement and agreement, and in addition to and not in lieu of other compensation for services, consisting of the right to purchase (hereinafter referred to as the "Option") a maximum aggregate of Three Million (3,000,000) shares (the "Shares") of Common Stock of the Company. Authorized shares are currently 100,000,000 shares. On any reorganization/sale/change of control, options will continue in effect as long as IRD meets its designated sales levels. Any forward or reverse stock split adjustment or stock dividend will be reflected in the number of stock options and price available to IRD. Other stock options or issuance of present authorized shares by UNRG will not affect the share & available to IRD.

      UNRG shall have the right at any time to increase its outstanding shares without penalty for the purpose of securing additional financing, the exercise of outstanding stock options or effecting acquisition(s). However, if at any time prior to the exercise of options which have become vested hereunder, UNRG shall issue more than 5,000,000 additional shares for any other purpose for a cash consideration of less than the average exercise price of the options granted hereunder, then the amount of options granted hereunder shall increase by 1,000,000 shares. The terms of such additional options, manner of exercise, etc. shall be the same as options (2), (3), and (4) granted hereunder.

      2. Vesting of Options. The Options shall vest with respect to

            (a) 750,000 shares on the date of the execution of this agreement and in anticipation of IRD attaining sales of the Company's products in the amount of $5 million.

            (b) 750,000 shares upon IRD attaining an additional $5 million in sales ($10 million aggregate)


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            (c) 750,000 shares upon IRD attaining an additional $5 million in sales ($15 million aggregate)

            (d) 750,000 shares upon IRD attaining an additional $5 million in sales ($20 million aggregate)

      Sales for purposes of this agreement shall be defined as the dollar amount IRD pays UNRG on invoices received pursuant to the Distribution Agreement.

      3. Purchase Price. The purchase price of the shares of Common Stock covered by this Option is fifty percent of the closing asked price on the day following the date IRD makes payment to UNRG which payment attains the sales amounts set forth in Section 2, except for the first option which will be at $1.50 per share.

      4. Exercise of Option.

            (a) Options vesting hereunder shall become exercisable immediately after the date of vesting as and to the extent vested in accordance with Section 2.

            (b) The Option may be exercised in integral multiples of 50,000 shares for all options remaining hereunder subject to the Option by notice and payment to the Company as provided in Sections 11 and 16 hereof, except for the first option which must be exercised in full.

      5. Term of Option.

            (a) The term of each Option shall be for a period of six (6) months from the Date of Vesting, subject to earlier termination or cancellation as provided herein, except that the first option must be exercised within 60 days after the execution of this agreement.

            (b) The holder of the Option will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock until same have been issued to him (as evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the Closing Date (as hereinafter defined) with respect to such shares pursuant to Section 11 hereof, upon purchases of such shares upon exercise of the Option.

      6. Non-transferability of Option. The Option shall not be transferable.

      7. Exercise upon Cessation of Distribution Agreement.

                  (a) If the Optionee ceases to serve as a distributor of the Company or any affiliate or subsidiary thereof by reason of its termination for cause, as determined in good faith by the Board of Directors of the Company, or by the reason of the voluntary resignation of the Optionee, then the Option shall forthwith terminate, but vested options may be exercised for a period of 30 days after termination. If, however,


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the Optionee for any other reason ceases to serve, then the options vested at the date of such cessation may, subject to the provisions of Section 6 hereof, be exercised to the same extent the Optionee would have been entitled under Sections 2 & 4 hereof to exercise the vested options hereunder. In any event an Option may not be exercised after the expiration of the term provided in Section 5 hereof. Any Option or part thereof not vested on the date of such cessation shall forthwith terminate.

      8. Intentionally Omitted.

      9. Intentionally Omitted.

      10. Restricted Shares. The shares of Common Stock subject hereto and issuable upon the exercise hereof will not be registered under the Securities Act of 1933, as amended (the "Act"), and, upon the request of counsel to the Company, the Optionee shall give a representation as to his investment intent and other matters with respect to such shares prior to their issuance as set forth in Section 11 hereof.

      11. Method of Exercise of Option.

                  (a) Subject to the terms and conditions or this Agreement, the Option shall be exercisable by notice and payment to the Company in accordance with the procedure prescribed herein. Such notice shall:

                  (i) state the election to exercise the Option and number of shares in respect of which it is being exercised;

                  (ii) contain a representation and agreement as to investment intent and other matters, if requested by counsel to the Company with respect to such shares, in a form satisfactory to counsel for the Company; and

                  (b) Upon receipt of such notice, the Company shall specify, by written notice to the Optionee, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full purchase price of such shares. The closing date shall not be more than fifteen days from date of notice of exercise is received by the Company unless another date is agreed upon by the Company and the Optionee or is required upon advise of counsel of the Company in order to meet the requirements of Section 12 hereof.

                  (c) Payment of the purchase price of any share of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee at a place specified by the Company on or before the Closing Date by delivering to the Company a certified or bank cashier's check payable to the order of the Company. The Option shall be deemed to


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                        have been exercised with respect to any particular
                        shares of Common Stock, it and only it the preceding provisions of this Section 11 and the provisions of
                        Section 12 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the Closing Date. Anything in this agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this
                        Section 11 shall be void and of no effect if all the preceding provisions of this Section 11 and provisions of Section 12 and shall not have been complied with. The certificate or certificates of shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the Optionee, and shall be delivered on the Closing Date to the Optionee at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement.

      12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Act and the rules and regulations thereunder, and the requirements of any stock exchange or market upon which the Common Stock may be listed. The parties recognize the Optionee will receive restricted shares subject to Rule 144 restrictions.

      13. Resale of Common Stock.

                  (a) Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, IRD shall deliver to UNRG an opinion of counsel satisfactory to UNRG to the effect that such Common Stock may be sold without violating Section 5 of said Act.

                  (b) The Common Stock issued upon exercise of the Option shall bear the following legend:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPORHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

      14. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.


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      15. Limitation of Action. The Optionee and the Company each acknowledge that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or an affiliated corporation or subsidiary thereof on the one hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

      16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified or registered mail, return receipt requested, or by nationally recognized overnight courier service providing for a signed return receipt, to the proper address. All notices to the Optionee shall be addressed to it at 5212 Chlesea Sweet, La Jolla, California 92037 and to Steinberg, Fineo, Berger & Burlant, P.C., 1001 Franklin Avenue, Suite 302, Garden City, New York 11530, Attn: Stuart M. Steinberg, Esq. All notices to the Company shall be addressed to the Company at 600 Meadowlands Parkway #20, Secaucus, New Jersey 07094. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect, effective upon actual receipt thereof.

      17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon such successor and assign of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee and its successors.

      18. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

      19. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of New York.

      20. No Implied Continued Distribution Agreement. this Agreement shall not be construed as changing the Optionee's status as a distributor, and shall not guarantee in any way a continuation of such Distribution Agreement.

      21. Arbitration. Any controversy or claim arising out of or related to this Agreement or any breach of this Agreement, shall be commenced, prosecuted and resolved in the State and City of New York by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


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      IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be executed as to the date and year above written.

                                             UNITED ENERGY CORPORATION


                                             By: /s/ Ronald Wilen
                                                --------------------------------
                                                Ronald Wilen/President

                                             IRD


                                             By /s/ [ILLEGIBLE], V. PRESIDENT
                                                --------------------------------


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

                              OPTION EXERCISE FORM

      The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ______________ shares of Common Stock of ______________ and hereby makes payment of $_________ in cash or certified check, in payment therefor.


____________________                           _________________________________
        Date                                   Signature

                                               _________________________________
                                               Signature, if jointly held

                       INSTRUCTIONS FOR ISSUANCE OF STOCK


           Name     ____________________________________________________________
                       (Please typewrite or print in block letters)

           Address  ____________________________________________________________

                    ____________________________________________________________
                    Taxpayer Identification Number


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